Exhibit 23.b

                            CONSENT OF INDEPENDENT
                                  ACCOUNTANTS


      We consent to the incorporation by reference in the prospectus included in this Registration Statement of TriMas Corporation on Form S-3 of our report dated November 1, 1993, on our audit of the consolidated financial statements of Lamons Metal Gasket Co. and subsidiaries as of December 31, 1992 and for the year then ended, which report is included in the Current Report on Form 8-K of TriMas Corporation dated November 23, 1993. We also consent to the reference to our Firm under the caption "Experts" in such prospectus.




COOPERS & LYBRAND
May 26, 1994